UMPQUA HOLDINGS CORPORATION 1st Quarter 2015 Earnings Conference Call Presentation April 16, 2015

2 Forward-looking Statements This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the integration of the merger with Sterling Financial Corporation; timing and amount of merger-related synergies; and credit discount accretion related to the merger. Specific risks that could cause results to differ from forward-looking statements are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; Umpqua’s ability to achieve the synergies and earnings accretion contemplated by the Sterling merger; Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

First Quarter 2015 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Reported first quarter operating earnings1 of $56.4 million:  $11.7 million increase in mortgage banking revenue, driven by an improvement in gain on sale margin and higher volume  $1.7 million decrease in non-interest expense (excluding merger-related expense), driven by synergies from reduced store costs, lower services and marketing expenses, and a lower loss on a real estate owned property, partially offset by higher variable mortgage banking expense primarily reflected in salaries and benefits  $11.0 million decrease in net interest income, driven by a $6.4 million decrease in interest income related to the Sterling credit discount accretion and two fewer days in the quarter  $8.5 million increase in provision for loan and lease losses, driven by higher net charge-offs and stronger loan growth  Continued growth in loans and deposits:  Loan and lease (gross of sales) growth of $294.1 million, or 8% annualized  Deposit growth of $330.5 million, or 8% annualized  Capital and liquidity position remained strong:  Tangible book value per common share1 increased to $8.88, from $8.79 in the prior quarter  Under Basel III rules, estimated total risk-based capital ratio of 14.3% and Tier 1 common to risk weighted assets ratio of 10.8%  Interest bearing cash of $1.1 billion, as compared to $1.3 billion in the prior quarter $0.21 $0.27 $0.30 $0.27 $0.26 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Operating Earnings Per Diluted Share (1)

Key Performance Ratios

		For the quarter ended				
		Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
Profitability (operating basis)[1]	Return on average assets	1.01%	1.04%	1.16%	1.08%	0.83%
	Return on average tangible assets	1.10%	1.13%	1.26%	1.18%	0.89%
	Return on average common equity	6.03%	6.34%	6.94%	6.49%	5.58%
	Return on average tangible common equity	11.71%	12.56%	13.78%	12.83%	10.08%
	Efficiency ratio - consolidated	63.14%	64.23%	59.79%	60.12%	68.22%
	Net interest margin - consolidated	4.55%	4.69%	4.75%	5.01%	4.28%
Credit Quality	Non-performing loans and leases to loans and leases	0.33%	0.39%	0.33%	0.35%	0.52%
	Non-performing assets to total assets	0.36%	0.43%	0.37%	0.37%	0.54%
	Net charge-offs to average loans and leases (annualized)	0.26%	0.12%	0.14%	0.15%	0.21%
Capital	Tangible common equity to tangible assets [1]	9.28%	9.31%	9.22%	9.32%	8.64%
	Basel III - Tier 1 common to risk-weighted asset ratio [2]	10.8%	NA	NA	NA	NA
	Basel III - Total risk-based capital ratio [2]	14.3%	NA	NA	NA	NA
	Basel I - Tier 1 common to risk-weighted asset ratio	NA	11.5%	11.2%	10.7%	11.0%
	Basel I - Total risk-based capital ratio	NA	15.2%	14.9%	14.2%	14.7%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement 5 > Note: tables may not foot due to rounding. > (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items. > (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. ($ in millions except per share da ta ) 1Q 2015 4Q 2014 1Q 2014 Net interest income before provision 217.0$ 228.0$ 107.8$ Provision for loan and lease losses 13.7 5.2 6.0 Net interest income 203.3 222.8 101.9 Non-interest income 63.6 50.3 23.2 Non-interest expense 193.1 190.9 96.5 Income be fore provision for income taxes 73.8 82.2 28.6 Provision for income taxes 26.6 29.6 9.9 Ne t income 47.1 52.6 18.7 Dividends and undistributed earnings allocated to participating securities 0.1 0.1 0.1 Ne t earnings ava ilable to common shareholders 47.0$ 52.4$ 18.5$ Adjustments Net loss on junior subordinated debentures carried at fair value, net of tax 0.9 1.0 0.3 Merger related expenses, net of tax 8.5 6.0 5.1 Opera ting earnings 56.4$ 59.4$ 23.9$ Earnings per diluted share: Earnings available to common shareholders $0.21 $0.24 $0.16 Operating earnings $0.26 $0.27 $0.21 Quarter ended

Net Interest Income and Margin 6 $107.8 $212.3 $225.7 $228.0 $217.0 4.28% 5.01% 4.75% 4.69% 4.55% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $0 $50 $100 $150 $200 $250 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Net interest income Net interest margin > Net interest income decreased by $11.0 million from the prior quarter and margin declined by 14 bps • Driven by a $6.4 million decline in Interest income related to credit discount accretion from the Sterling deal and two fewer days in the quarter (in millions) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 4.28% 4.25% 4.22% 4.19% 4.12%

Provision for Loan and Lease Losses 7 > Provision for loan and losses increased by $8.5 million from the prior quarter • Driven by higher net charge-offs and stronger loan growth $6.0 $14.7 $14.3 $5.2 $13.7 $0 $2 $4 $6 $8 $10 $12 $14 $16 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Provision for loan and lease losses (in millions)

Non-interest Income 8 > Non-interest income increased by $13.3 million from the prior quarter • Driven by higher mortgage banking revenue and other income, partially offset by a $1.5 million increase in the loss related to the change in fair value of the MSR (in millions) ($5.4) ($6.0) ($3.4) ($2.5) ($2.7) $6.0 $5.2 $16.5 $14.0 $16.2 $0.7 $2.0 $2.2 $2.0 $2.8 $10.4 $24.3 $26.0 $16.5 $28.2 $3.7 $4.6 $4.9 $5.0 $4.8 $7.8 $15.4 $16.1 $15.5 $14.3 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Service charges Brokerage fees Residential mortgage banking revenue, net BOLI income Other income Other misc. $23.2 $50.3 $45.5 $62.2 > (1) Includes net gain on investment securities, loss on junior subordinated debentures carried at fair value, and change in FDIC indemnification asset. (1) $63.6

Mortgage Banking Revenue 9 $8.4 $22.1 $24.1 $18.4 $31.5 $3.0 $5.4 $6.2 $6.3 $6.5 $(1.0) $(3.2) $(4.3) $(8.2) $(9.7) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Origination and sale Servicing Change in fair value of MSR asset > Total mortgage banking revenue increased by $11.7 million from the prior quarter • Driven by an improvement in gain on sale margin and higher mortgage originations (in millions) $10.4 $24.3 $26.0 $16.5 $28.2

> Total mortgage originations increased by 25% from the prior quarter, and gain on sale margin increased by 70 bps 10 $89 $271 $292 $320 $311 $204 $624 $696 $622 $862 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Originations and Gain on Sale Margin $293 $895 $988 $942 4.12% 3.55% 3.46% 2.95% 3.65% 0.02 0.025 0.03 0.035 0.04 0.045 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Gain on sale margin $1,173

Non-interest Expense 11 Non-interest Expense Bridge (excludes merger-related expense) > Non-interest expense (excluding merger-related expenses) decreased by $1.7 million from the prior quarter • Synergies related to reduced store costs occurred late in the quarter, resulting in only $1.0 million of the $12 million annualized savings being realized in Q1 2015 • Achieved $51 million, or 59%, of $87 million (annualized) cost synergy target, in March 2015 > (1) For presentation purposes, non-interest expense excludes merger-related expenses of $10.2 million and $14.1 million for Q4 2014 and Q1 2015, respectively. $180.7 $179.0 (in millions) $(5.0) $3.9 $1.0 $1.8

Selected Balance Sheet 12 ($ in millions) 1Q 2015 4Q 2014 1Q 2014 Total assets 22,953.2$ 22,609.6$ 11,834.8$ Interest bearing deposits 1,087.9 1,322.2 887.6 Investment securities 2,550.5 2,313.8 1,711.7 Loans and leases, gross 15,549.0 15,327.7 7,763.7 Allowance for loan and lease losses (120.1) (116.2) (97.0) Goodwill and other intangibles, net 1,842.6 1,843.0 775.5 Deposits 17,222.6 16,892.1 9,273.6 Securities sold under agreements to repurchase 321.2 313.3 262.5 Term debt 965.7 1,006.4 251.0 Total shareholders' equity 3,801.0 3,777.3 1,730.6 Ratios: Loan to deposit ratio 90.3% 90.7% 83.7% Book value per common share $17.24 17.16$ $15.41 Tangible book value per common share (1) $8.88 8.79$ $8.50 Tangible common equity to tangible assets (1) 9.28% 9.31% 8.64% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 13 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $15.5 (in billions) 20% 17% 17% 2% 1% 7% 8% 4% 15% 6% 3% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of March 31, 2015 > Loan and lease growth (gross of sales) of $294.1 million, or 8% annualized, from the prior quarter • Loan growth was partially offset by quarterly loan sales of $72.8 million, primarily comprised of portfolio residential mortgage loans

29% 12% 36% 6% 17% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $16.9 $17.2 (in billions) Total Deposits As of March 31, 2015 > Total deposits grew by $330.5 million from the prior quarter • Driven by a $177.6 million increase in core deposits > Cost of interest bearing deposits remained low at 0.24% 14

Credit Quality 15 > All of the key credit quality ratios remained strong 1.25% 0.70% 0.76% 0.76% 0.77% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Allowance for loan and lease losses to loans and leases 0.54% 0.37% 0.37% 0.43% 0.36% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Non-performing assets to total assets 0.21% 0.15% 0.14% 0.12% 0.26% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 2.2% 2.0% 2.1% 1.8%

Capital Ratios 16 > Under Basel III rules, all regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on deploying / returning excess capital • Current quarterly dividend of $0.15 per share, ~3.5% dividend yield Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q1 2015 Capital Ratios (1) Common TRUP LLR 9.2% 10.8% 11.5% 14.3% 9.28% > (1) Regulatory capital ratios are calculated based on Basel III rules, and are estimates pending completion and filing of the Company’s regulatory reports. > Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings 18 Quarter Ended % Change (Dollars in thousands, except per share data) Mar 31, 2015 Dec 31, 2014 Sep 30, 2014 Jun 30, 2014 Mar 31, 2014 Seq. Quarter Year over Year Net earnings available to common shareholders $ 47,045 $ 52,436 $ 58,741 $ 17,459 $ 18,538 (10)% 154 % Adjustments: Net loss on junior subordinated debentures carried at fair value, net of tax (1) 933 953 955 821 325 (2)% 187 % Merger related expenses, net of tax (1) 8,449 6,038 5,274 35,926 5,073 40% 67 % Operating earnings $ 56,427 $ 59,427 $ 64,970 $ 54,206 $ 23,936 (5)% 136 % Earnings per diluted share: Earnings available to common shareholders $ 0.21 $ 0.24 $ 0.27 $ 0.09 $ 0.16 (13)% 31 % Operating earnings $ 0.26 $ 0.27 $ 0.30 $ 0.27 $ 0.21 (4)% 24% (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items. nm = not meaningful.

Non-GAAP Reconciliation – Tangible Book Value 19 (Dollars in thousands, except per share data) Mar 31, 2015 Dec 31, 2014 Sep 30, 2014 Jun 30, 2014 Mar 31, 2014 Total shareholders' equity $ 3,800,970 $ 3,777,332 $ 3,748,807 $ 3,725,465 $ 1,730,560 Subtract: Goodwill and other intangible assets, net 1,842,567 1,842,958 1,845,242 1,842,670 775,488 Tangible common shareholders' equity $ 1,958,403 $ 1,934,374 $ 1,903,565 $ 1,882,795 $ 955,072 Total assets $ 22,953,158 $ 22,609,609 $ 22,484,358 $ 22,038,634 $ 11,834,810 Subtract: Goodwill and other intangible assets, net 1,842,567 1,842,958 1,845,242 1,842,670 775,488 Tangible assets $ 21,110,591 $ 20,766,651 $ 20,639,116 $ 20,195,964 $ 11,059,322 Common shares outstanding at period end 220,453,729 220,161,120 217,261,722 217,190,721 112,319,525 Tangible common equity ratio 9.28% 9.31% 9.22% 9.32% 8.64 % Tangible book value per common share $ 8.88 $ 8.79 $ 8.76 $ 8.67 $ 8.50

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